[LOGO] GALAXY NUTRITIONAL FOODS

For Immediate Release:                  Contact:
July 25, 2006                           Dawn M. Robert, Investor Relations
                                        Galaxy Nutritional Foods, Inc.
                                        (407) 854-0433

             GALAXY NUTRITIONAL FOODS REFINANCES OUTSTANDING BRIDGE
                    LOANS WITH NOTE FROM LARGEST SHAREHOLDER

          REFINANCING ELIMINATES SHORT-TERM DEBT AND ADDRESSES WORKING
                                CAPITAL CONCERNS

ORLANDO, Florida (July 25, 2006) Galaxy Nutritional Foods, Inc. (OTC BB: GXYF), a leading developer and marketer of cheese alternative and dairy-related products, today announced that it will repay $2.4 million in bridge financing with a new loan from Mr. Frederick A. DeLuca, the Company's largest shareholder, who currently owns approximately 23% of Galaxy's outstanding common stock.

On July 19, 2006, the Company created a new unsecured convertible note ("the Note") in the amount of $2,685,104.17 with the shareholder. Proceeds from the Note will be used to repay $2,400,000 million in unsecured promissory notes that matured June 15, 2006, and a $285,104.17 registration rights penalty. The Note accrues interest at 12.5% per annum and matures October 19, 2007. No interest or principal payments are due prior to the maturity date. Principal, together with any accrued and unpaid interest on the Note, can be converted into shares of the Company's common stock at any time prior to payment at a conversion price of $0.35 per share. In consideration for the Note, the shareholder was also issued a Warrant ("the Warrant") to purchase up to 200,000 shares of the Company's common stock at an exercise price of $0.35 per share. The Warrant is fully vested and expires July 19, 2009.

"By entering into this note agreement with a major shareholder, we have completed the refinancing and/or repayment of all of the Company's short-term debt, thereby providing the financial stability to allow Galaxy to pursue its potential as a leading developer and marketer of cheese alternative and dairy-related products," stated Michael Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "While our operating cost structure has already begun to reflect significant benefits from a production and distribution outsourcing arrangement implemented earlier, the refinancing of previous bridge loans represents a necessary component of our turnaround strategy. As a result of this refinancing, we believe Galaxy has addressed any concerns regarding the adequacy of working capital to support its operations during Fiscal 2007. We are pleased that our largest shareholder has exhibited his confidence in the Company and its management through the execution of this Note agreement."


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About Galaxy Nutritional Foods, Inc.

Galaxy Nutritional Foods, Inc. (OTC BB: GXYF) develops and globally markets plant-based cheese and dairy alternatives, as well as processed organic cheese and cheese food to grocery and natural foods retailers, mass merchandisers and foodservice accounts. Veggie, the leading brand in the grocery cheese alternative category and the Company's top selling product group, is primarily merchandised in the produce section and provides calcium and protein without cholesterol, saturated fat or trans-fat. Other popular brands include: Rice, Veggy, Vegan, and Wholesome Valley. Galaxy Nutritional Foods, Inc. is dedicated to developing nutritious products to meet the taste and dietary needs of today's increasingly health conscious consumers. For more information, visit www.galaxyfoods.com.

Galaxy Nutritional Foods, Inc. is headquartered in Orlando, Florida, and its common stock is quoted on the OTC Bulletin Board under the symbol "GXYF".

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS HEREIN INCLUDE (THE "CAUTIONARY STATEMENTS"), WITHOUT LIMITATION: THE COMPANY'S ABILITY TO EXECUTE ITS BUSINESS STRATEGY IN A VERY COMPETITIVE ENVIRONMENT AND OTHER RISKS REFERENCED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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